Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ares Real Estate Income Trust Inc. (the “Company”), hereby constitutes and appoints Jeffrey W. Taylor and Taylor M. Paul, or any of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, to do any and all acts and things in his name and on his behalf in his capacity as director and officer of the Company and to execute any and all instruments for him and in his name in the capacities indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-11, including specifically but without limitation, power and authority to sign for him in his name in the capacity indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Signature	Title

/s/ DAVID A. ROTH	Chairman of the Board and Director
David A. Roth

/s/ RAJAT DHANDA	Director
Rajat Dhanda

/s/ CHARLES B. DUKE	Director
Charles B. Duke

/s/ JAY W. GLAUBACH	Director and Partner, Co-President
Jay W. Glaubach

/s/ BRIAN P. MATHIS	Director
Brian P. Mathis

/s/ DANIEL J. SULLIVAN	Director
Daniel J. Sullivan

/s/ JOHN P. WOODBERRY	Director
John P. Woodberry

/s/ JEFFREY W. TAYLOR	Partner, Co-President
Jeffrey W. Taylor	(Principal Executive Officer)

/s/ TAYLOR M. PAUL	Managing Director, Chief Financial Officer and Treasurer
Taylor M. Paul	(Principal Financial Officer and Principal Accounting Officer)